As filed with the Securities and Exchange Commission on November 14, 2005

                                            Registration Statement No. 333-_____
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  74-1648137
 (State or Other Jurisdiction of                    (I.R.S. Employer
 Incorporation or Organization)                     Identification No.)

                              1390 ENCLAVE PARKWAY
                            HOUSTON, TEXAS 77077-2099
   (Address, including zip code, of registrant's principal executive offices)

                2005 SYSCO CORPORATION MANAGEMENT INCENTIVE PLAN
            2005 SYSCO CORPORATION NON-EMPLOYEE DIRECTORS STOCK PLAN
                              (Full Title of Plans)

                               MICHAEL C. NICHOLS
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              1390 ENCLAVE PARKWAY
                            HOUSTON, TEXAS 77077-2099
                                 (281) 584-1390
          (Name and address, including zip code, and telephone number, including area code,
                              of agent for service)

                                    COPY TO:

                           B. JOSEPH ALLEY, JR., ESQ.
                            ARNALL GOLDEN GREGORY LLP
                               171 17TH STREET, NW
                                   SUITE 2100
                             ATLANTA, GEORGIA 30363

                                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Title of each class of                               Proposed maximum         Proposed maximum
registration                    Amount to be         offering price per         aggregate               Amount of
securities to be registered     registered(1)        share(2)                  offering price(2)          fee
------------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par value     2,800,000             $30.16                 $84,448,000               $9940.00
Common Stock, $1.00 par  value      550,000             $30.16                 $16,588,000               $1952.00
                                  ----------                                    ----------               --------
   Total                           3,350,000                                  $101,036,000             $11,892.00
------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plans described herein as the result of any future stock split, stock dividend or similar adjustment of SYSCO's outstanding common stock.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) based on the average of the high and low sales prices of the Company's Common Stock on November 7, 2005, as reported by the New York Stock Exchange.

                                     PART II

Item 3. Incorporation of Documents by Reference.
-----------------------------------------------

     The following documents filed with the Securities and Exchange Commission are incorporated by reference herein:

     (a) The description of SYSCO's common stock set forth in SYSCO's Form 8-A Registration Statement (File No. 001-06544), and any amendment or report filed for the purpose of updating such description, including the description contained in SYSCO's Current Report on Form 8-K filed on October 26, 2000;

     (b) SYSCO's Annual Report on Form 10-K for the fiscal year ended July 2, 2005;

     (c) SYSCO's Quarterly Report on Form 10-Q for the quarter ended October 1, 2005;

     (d) SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2005;

     (e) SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2005;

     (f) SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2005;

     (g) SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2005;

     (h) SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2005; and

     (i) SYSCO's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005.

     All documents filed by SYSCO pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of this Registration Statement on Form S-8 (and prior to a filing of any post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the common stock covered by this registration statement are being passed upon by Arnall Golden Gregory LLP, Atlanta, Georgia. As of November 14, 2005, attorneys with Arnall Golden Gregory LLP who participated in the preparation of this registration statement beneficially owned an aggregate of approximately 105,000 shares of SYSCO. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden Gregory LLP), is a director of SYSCO.

Item 6.  Indemnification of Directors and Officers.

     Charter and Bylaws. SYSCO's Certificate of Incorporation and Bylaws provide for indemnification of SYSCO's directors and officers against all expense, liability and loss reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director or officer of the Registrant, to the fullest extent permitted by Delaware General Corporation Law (except that, generally, indemnification is not available for proceedings brought by the director or officer). This indemnification extends also to directors or officers who serve as agents for any entity at SYSCO's request, including, for example, persons who serve as agents for SYSCO's employee benefit plans. In addition, SYSCO's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breaches of fiduciary duty. SYSCO may also advance expenses incurred by a director or officer in defending a proceeding before the final disposition of the proceeding so long as the officer or director undertakes to repay the advanced amounts in the event it is ultimately determined that he or she is not entitled to be indemnified. SYSCO may only advance expenses incurred by a director or officer in his or her capacity as a director or officer and not in any other capacity such as service to an employee benefit plan.

     Delaware Law. Delaware General Corporation Law currently requires SYSCO to indemnify a director or officer for all expenses incurred by him or her (including attorney's fees) when he or she is successful (on the merits or otherwise) in defense of any proceeding brought by reason of the fact that he or she is or was a director or officer of SYSCO. In addition, with respect to all proceedings other than proceedings by or in the right of the corporation, Delaware law allows SYSCO to indemnify a director or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, even if the director or officer is not successful on the merits, if he or she:

     o    acted in good faith;

     o acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

     o in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

SYSCO may indemnify directors and officers with respect to proceedings brought by or in the right of the corporation to the same extent as with respect to other proceedings, except that if the director or officer is held liable to SYSCO in the proceeding, then SYSCO may not indemnify the director or officer unless a court determines that even though he or she was held liable to SYSCO, the officer or director is nonetheless fairly and reasonably entitled to indemnification.

     Except for indemnification mandated by law or ordered by a court, SYSCO may not indemnify an Agent without a formal determination that the required criteria have been met. In the case of officers and directors, the determination must be made by a majority of the disinterested directors (or a committee appointed by them), independent legal counsel in a written opinion, or the stockholders.

     SYSCO may advance expenses incurred by a current officer or director in defending a proceeding before the final disposition of the proceeding, if the officer or director undertakes to repay the advanced amounts in the event it is ultimately determined that he or she is not entitled to be indemnified. SYSCO may advance expenses to other Agents upon whatever terms and conditions it deems appropriate.

     Plan Provisions and Other Contractual Arrangements. Certain of SYSCO's employee benefit plans provide indemnification of directors and other agents against certain claims arising from administration of such plans. In addition, SYSCO's Executive Severance Agreements entitle executive officers to require an indemnification agreement from SYSCO before taking any action otherwise required by the officer's Severance Agreement for the purpose of minimizing adverse tax consequences resulting from potential "parachute" payments under the Internal Revenue Code.

     D&O Insurance. SYSCO maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

            Exhibit No.       Description
            -----------       -----------

               4(a) Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) to SYSCO's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

               4(b) Certificate of Amendment of Certificate of Incorporation dated November 9, 1999, increasing authorized shares (incorporated by reference to Exhibit 3(d) to SYSCO's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000).

               4(c) Certificate of Amendment to Restated Certificate of Incorporation dated December 9, 2003, increasing authorized shares (incorporated by reference to Exhibit 3(e) to SYSCO's Quarterly Report on Form 10-Q for the quarter ended December 27, 2003).

               4(d)           Form  of  Amended   Certificate  of   Designation,
                              Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(c) to SYSCO's Annual Report on Form 10-K for the fiscal year ended June 29,
                              1996).

               4(e) Amended and Restated Bylaws of SYSCO Corporation dated February 8, 2002 (incorporated by reference to Exhibit 3(b) to SYSCO's Quarterly Report on Form 10-Q for the quarter ended December 29,
                              2001).

               4(f) Amended and Restated Shareholder Rights Agreement dated May 20, 1996 (incorporated by reference to Exhibit (1) to SYSCO's Registration Statement on Form 8-A/A filed on May 29, 1996).

               4(g) Amendment to Amended and Restated Shareholders Rights Agreement dated June 30, 1999 (incorporated by reference to Exhibit (1) to SYSCO's Registration Statement of Form 8-A/A filed on July 16, 1999).

               5* Opinion of counsel as to legality of securities being registered.

               15* Letter from Ernst & Young LLP re: Unaudited Financial Statements

               23.1* Consent of Arnall Golden Gregory LLP (included in opinion filed as Exhibit 5)

               23.2*          Consent of Ernst & Young LLP

               24*            Power of Attorney (included on signature page).

               99.1 2005 Management Incentive Plan (incorporated by reference to Annex B in the SYSCO's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 30, 2005)

               99.2 2005 Non-Employee Directors Stock Plan (incorporated by reference to Annex C in the SYSCO's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 30, 2005) * filed herewith.

         ____________________
          *    filed herewith.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 14, 2005.


                                     SYSCO CORPORATION


                                     By: /s/ Richard J. Schnieders
                                         -------------------------------------
                                         Richard J. Schnieders
                                         Chairman of the Board, Chief Executive
                                         Officer, and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints Michael C. Nichols and John K. Stubblefield, Jr., or any one of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

SIGNATURE                                     TITLE                                                  DATE
---------                                     -----                                                  ----

/s/ Richard J. Schnieders                     Chairman of the Board, Chief Executive Officer, and    Nov. 14, 2005
------------------------------------          President (principal executive officer)
Richard J. Schnieders

/s/ John K. Stubblefield, Jr.                 Executive Vice President, Finance and Chief            Nov. 14, 2005
------------------------------------          Financial Officer (principal financial officer), and
John K. Stubblefield, Jr.                     Director

/s/ G. Mitchell Elmer                         Vice President, Controller, and Chief Accounting       Nov. 14, 2005
------------------------------------          Officer (principal accounting officer)
G. Mitchell Elmer


/s/ Colin G. Campbell
------------------------------------          Director                                               Nov. 14, 2005
Colin G. Campbell

/s/ John M. Cassaday
------------------------------------          Director                                               Nov. 14, 2005
John M. Cassaday

/s/ Judith B. Craven
------------------------------------          Director                                               Nov. 14, 2005
Judith B. Craven

/s/ Jonathan Golden
------------------------------------          Director                                               Nov. 14, 2005
Jonathan Golden

/s/ Joseph A. Hafner, Jr.
------------------------------------          Director                                               Nov. 14, 2005
Joseph A. Hafner, Jr.

/s/ Richard G. Merrill
------------------------------------          Director                                               Nov. 14, 2005
Richard G. Merrill

/s/ Phyllis S. Sewell
------------------------------------          Director                                               Nov. 14, 2005
Phyllis S. Sewell

/s/ Richard G. Tilghman
------------------------------------          Director                                               Nov. 14, 2005
Richard G. Tilghman

/s/ Jackie M. Ward
------------------------------------          Director                                               Nov. 14, 2005
Jackie M. Ward

                                  EXHIBIT INDEX


            Exhibit No.       Description
            -----------       -----------

               4(a) Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) to SYSCO's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

               4(b) Certificate of Amendment of Certificate of Incorporation dated November 9, 1999, increasing authorized shares (incorporated by reference to Exhibit 3(d) to SYSCO's Quarterly Report on Form 10-Q for the quarter ended January 1, 2000).

               4(c) Certificate of Amendment to Restated Certificate of Incorporation dated December 9, 2003, increasing authorized shares (incorporated by reference to Exhibit 3(e) to SYSCO's Quarterly Report on Form 10-Q for the quarter ended December 27, 2003).

               4(d)           Form  of  Amended   Certificate  of   Designation,
                              Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(c) to SYSCO's Annual Report on Form 10-K for the fiscal year ended June 29,
                              1996).

               4(e) Amended and Restated Bylaws of SYSCO Corporation dated February 8, 2002 (incorporated by reference to Exhibit 3(b) to SYSCO's Quarterly Report on Form 10-Q for the quarter ended December 29,
                              2001).

               4(f) Amended and Restated Shareholder Rights Agreement dated May 20, 1996 (incorporated by reference to Exhibit (1) to SYSCO's Registration Statement on Form 8-A/A filed on May 29, 1996).

               4(g) Amendment to Amended and Restated Shareholders Rights Agreement dated June 30, 1999 (incorporated by reference to Exhibit (1) to SYSCO's

                              Registration Statement of Form 8-A/A filed on July 16, 1999).

               5* Opinion of counsel as to legality of securities being registered.

               15* Letter from Ernst & Young LLP re: Unaudited Financial Statements

               23.1* Consent of Arnall Golden Gregory LLP (included in opinion filed as Exhibit 5)

               23.2*          Consent of Ernst & Young LLP

               24*            Power of Attorney (included on signature page).

               99.1 2005 Management Incentive Plan (incorporated by reference to Annex B in the SYSCO's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 30, 2005)

               99.2 2005 Non-Employee Directors Stock Plan (incorporated by reference to Annex C in the SYSCO's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 30, 2005) * filed herewith.

         ____________________
          *    filed herewith.